EX-99.906CERT

certification

David H. Lesser, Chief Executive Officer of Millennium Investment & Acquisition Company Inc. (the “Registrant”), certifies to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-Q for the period ended March 31, 2020 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David H. Lesser
David H. Lesser
Chief Executive Officer

Date: 5/28/20

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Millennium Investment & Acquisition Company Inc. and will be retained by Millennium Investment & Acquisition Company Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-Q filed with the Commission.